UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2005

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431
1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant. Neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

     Item 8.01 Other Events
     On October 11, 2005, Arizona Public Service Company (“APS”) plant engineers at the Palo Verde Nuclear Generating Station (“Palo Verde”) were unable to demonstrate that the original design of the emergency core cooling system could perform its safety function under certain scenarios. The type of event that could be affected by the design issue is among the least probable events that could occur in a nuclear power plant. In accordance with technical specifications, Palo Verde Units 2 and 3 were temporarily shut down. APS had taken Palo Verde Unit 1 out of service on October 8, 2005 for a planned refueling and maintenance outage expected to last about 75 days.
     APS is currently developing the necessary plant and procedural remedies that will address the issue that required Units 2 and 3 to be shut down. Upon Nuclear Regulatory Commission approval of these remedies, Units 2 and 3 will be restarted and return to service. Unit 1 will return to service after the successful completion of its planned refueling and maintenance outage.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: October 13, 2005	By:	/s/ Barbara M. Gomez
Barbara M Gomez
Vice President and Treasurer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: October 13, 2005	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

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